SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 23, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-99.1
EX-99.2
EX-99.3

Item 3.02 Unregistered Sales of Equity Securities.
     On October 23, 2009, Grubb & Ellis Company (the “Company”) announced that it had entered into definitive agreements with qualified institutional buyers and accredited investors to effect the sale of 900,000 shares of a new issuance of a 12% cumulative participating perpetual convertible preferred stock, par value $0.01 per share (“Preferred Stock”), for $90 million in gross proceeds (the “Offering”). The Company also granted the initial purchaser a 45-day option to purchase up to an additional 100,000 shares of Preferred Stock. The Preferred Stock was offered in reliance on exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) that apply to offers and sales of securities that do not involve a public offering. As such, the Preferred Stock was offered and will be sold only to (i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) a limited number of institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act), and (iii) a limited number of individual “accredited investors” (as defined in Rule 501(a)(4), (5) or (6) of the Securities Act).
     The closing of the Offering is scheduled to occur on November 6, 2009, and the Company intends to use proceeds from the Offering to repay in full its credit facility at the agreed reduced principal amount equal to approximately 65% of the principal amount outstanding under such facility. The balance of the Offering proceeds will be used for general working capital purposes and transactions costs. Upon the closing of the Offering, the $5 million subordinated loan provided on October 2, 2009 to the Company by an affiliate of its largest stockholder will be converted into the Preferred Stock at the Offering price and accrued interest will be paid with respect to the subordinated loan.
     All of the terms of the Preferred Stock are set forth in a Certificate of Powers, Designations, Preferences and Rights to be filed by the Company with the Secretary of State of the State of Delaware for the purpose of amending the Company’s Certificate of Incorporation to fix the rights, preferences, privileges, qualifications, restrictions and limitations of the Preferred Stock (the “Certificate of Designations”).
     The Certificate of Designations provides, among other things, that upon the closing of the Offering, each share of Preferred Stock is initially convertible, at the holder’s option, into the Company’s common stock, par value $.01 per share (the “Common Stock”) at a conversion rate of 31.322 shares of Common Stock for each share of Preferred Stock. If the Company’s Certificate of Incorporation is amended to increase the number of authorized shares (as more fully discussed in the immediately following paragraph), the Preferred Stock will be convertible, at the holder’s option, into Common Stock at a conversion rate of 60.606 shares of Common Stock for each share of Preferred Stock, which represents a conversion price of approximately $1.65 per share of Common Stock, and a 10.0% premium to the closing price of the Common Stock on October 22, 2009.
     The Company has agreed to seek as soon as practicable the approval of the stockholders holding at least a majority of the shares of the Common Stock voting separately as a class, and a majority of all shares of the Company’s Common Stock entitled to vote as a single class, which includes the Common Stock issuable upon the conversion of the Preferred Stock, to amend the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock to 220,000,000 shares of capital stock, 200,000,000 of which shall be Common Stock and 20,000,000 of which shall be preferred stock issuable in one or more series or classes, and to permit the election by the holders of the Preferred Stock of two (2) directors in the event that the Company is in arrears with respect to the Company’s Preferred Stock for six or more quarters. If such amendment is not effective prior to 120 days after the date the Company first issues the Preferred Stock, (i) holders of Preferred Stock may require the Company to repurchase all, or a specified whole number, of their Preferred Stock at a repurchase price equal to 110% of the sum of the initial liquidation preference plus accumulated but unpaid dividends, and (ii) the annual dividend rate with respect to the Preferred Stock will increase by two percent (2%); provided, however, holders of Preferred Stock who do not vote in favor of the amendment will not be able to exercise such repurchase right, or be entitled to such two percent (2%) dividend increase.
     The terms of the Preferred Stock provide for cumulative dividends from and including the date of original issuance in the amount of $12.00 per share each year. Dividends on the Preferred Stock will be payable when, as and if declared, quarterly in arrears, on March 31, June 30, September 30 and December 31, beginning on December 31, 2009. In addition, in the event of any cash distribution to holders of the Common Stock, holders of Preferred Stock will be entitled to participate in such distribution as if such holders had converted their shares of Preferred Stock into Common Stock.
     If the Company fails to pay the quarterly Preferred Stock dividend in full for two consecutive quarters, the dividend rate will automatically be increased by .50% of the initial liquidation preference per share per quarter (up to a maximum amount of increase of 2% of the initial liquidation preference per share) until cumulative dividends have been paid in full. In addition, subject to certain limitations, in the event the dividends on the Preferred Stock are in arrears for six or more quarters, whether or not consecutive, subject to the passage of the amendment to the Company’s Certificate of Incorporation discussed above, holders representing a majority of the shares of Preferred Stock voting together as a class with holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable will be entitled to nominate and vote for the election of two additional directors to serve on the board of directors until all unpaid dividends with respect to the Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred or are exercisable have been paid or declared and a sum sufficient for payment has been set aside therefor.
     During the six month period following the closing of the Offering, if the Company issues any securities, other than certain permitted issuances, and the price per share of the Common Stock (or the equivalent for securities convertible into or exchangeable for Common Stock) is less than the then current conversion price of the Preferred Stock, the conversion price will be reduced pursuant to a weighted average anti-dilution formula.
     Holders of Preferred Stock may require the Company to repurchase all, or a specified whole number, of their Preferred Stock upon the occurrence of a “Fundamental Change” (as defined in the Certificate of Designations) with respect to any Fundamental Change that occurs (i) prior to November 15, 2014, at a repurchase price equal to 110% of the sum of the initial liquidation preference plus accumulated but unpaid dividends, and (ii) from November 15, 2014 until prior to November 15, 2019, at a repurchase price equal to 100% of the sum of the initial liquidation preference plus accumulated but unpaid dividends. On or after November 15, 2014, the Company may, at its option, redeem the Preferred Stock, in whole or in part, by paying an amount equal to 110% of the sum of the initial liquidation preference per share plus any accrued and unpaid dividends to and including the date of redemption.

     In the event of certain events that constitute a “Change in Control” (as defined in the Certificate of Designations) prior to November 15, 2014, the conversion rate of the Preferred Stock will be subject to increase. The amount of the increase in the applicable conversion rate, if any, will be based on the date in which the Change in Control becomes effective, the price to be paid per share with respect to the Common Stock and the transaction constituting the Change in Control.
     The Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with one of the lead investors (and its affiliates) with respect to the shares of Preferred Stock, and the Common Stock issuable upon the conversion of such Preferred Stock, that was acquired by such lead investor (and affiliates) in the Offering. No other purchasers of the Preferred Stock in the Offering will have the right to have their shares of Preferred Stock, or shares of Common Stock issuable upon conversion of such Preferred Stock, registered. In addition, subject to certain limitations, the lead investor who acquired the registration rights also has certain preemptive rights in the event the Company issues for cash consideration any Common Stock or any securities convertible into or exchangeable for Common Stock (or any rights, warrants or options to purchase any such Common Stock) during the six-month period subsequent to the closing of the Offering. Such preemptive right is intended to permit such lead investor to maintain its pro rata ownership of the Preferred Stock acquired in the Offering.
     The Company and each of its directors and certain of its executive officers have agreed to a 180-day lockup with respect to all of their securities in the Company.
     Generally, the New York Stock Exchange (“NYSE”) rules require stockholder approval prior to the issuance of Common Stock, or securities convertible into or exercisable for Common Stock, and certain transactions, including any transaction with (1) a director, officer or substantial securityholder of the Company (each a “Related Party”), (2) a subsidiary, affiliate or other closely related person of a Related Party, or (3) any company or entity in which a Related Party has a substantial direct or indirect interest, if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either one percent (1%) of the number of shares of Common Stock or one percent (1%) of the voting power outstanding before the issuance (or five percent (5%) if the Related Party has no other relationship other than being a substantial stockholder and the issuance relates to a sale of stock at a price greater than or equal to each of the book and market values of the Company’s Common Stock). Under the NYSE rules, the Company would ordinarily be required to obtain prior stockholder approval of the issuance of the Preferred Stock as a consequence of the participation of certain of the lead investors in the Offering. The Company has not sought or obtained such stockholder approval, and due to its exigent need for financing, applied to the NYSE for an exception from the stockholder approval requirements that could otherwise be implicated by this transaction under the NYSE’s financial hardship exception, which has also been approved by the Company's Audit Committee, as required. The Company expects the NYSE exception to be effective as of November 6, 2009.
     Holders of the Preferred Stock are entitled to voting rights equal to the number of shares of Common Stock into which the Preferred Stock is convertible, on an “as if” converted basis, except as otherwise provided by law. The holders of the Preferred Stock vote together with the holders of Common Stock as one class on all matters on which holders of Common Stock vote, and vote as a separate class with respect to certain matters.

     Upon any liquidation, dissolution or winding up of the Company, holders of the Preferred Stock will be entitled, prior to any distribution to holders of any securities ranking junior to the Preferred Stock, including but not limited to the Common Stock, and on a pro rata basis with other preferred stock of equal ranking, a cash liquidation preference equal to the greater of (i) 110% of the sum of the initial liquidation preference per share plus accrued and unpaid dividends thereon, if any, from November 6, 2009, the date of the closing of the Offering, and (ii) an amount equal to the distribution amount each holder of Preferred Stock would have received had all shares of Preferred Stock been converted to Common Stock.
     In connection with the Offering, investors were advised, among other things, that the Company currently provides property and management services for approximately 300 million square feet of commercial and multifamily real estate. In addition, as of June 30, 2009, the Company had raised more than $4.5 billion in investor equity for various investment programs service 1998. In doing so, the Company has completed approximately $12 billion of acquisitions and dispositions over the past 11 years, and its current portfolio of assets under management exceeds $6.9 billion. Investors were also advised that the Company currently expects to generate gross revenue between $132 and $136 million and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) between $1 million and $2 million for the third quarter of 2009. In addition, investors were also advised that the Company currently expects to generate gross revenue between $149 million and $161 million and adjusted EBITDA between $6 million and $10 million for the fourth quarter of 2009. In connection with fiscal year 2010, investors were advised that the Company currently expects to generate gross revenue between $640-$695 million and adjusted EBITDA of $22-$30 million.
     JMP Securities acted as the exclusive placement agent in connection with the Offering, and in connection therewith will receive customary indemnification from the Company. Upon the closing of the sale of the $90 million of Preferred Stock, the Company expects to receive net proceeds of approximately $85.5 million after deducting the initial purchaser’s discounts and estimated offering expenses.
     The foregoing is a summary of the terms and conditions of each of the Certificate of Designations and the Registration Rights Agreement and does not purport to be a complete discussion of either the Certificate of Designations or the Registration Rights Agreement, and the foregoing is qualified in its entirety by reference to the full text of each of the Certificate of Designations and Registration Rights Agreement, each of which is annexed to this Current Report on Form 8-K as Exhibits 3.1 and 99.1, respectively.
Item 3.03 Material Modification to Rights of Security Holders.
     The information included in Item 3.02 of this Form 8-K regarding the Preferred Stock is incorporated by reference into this Item 3.03.
Item 8.01 Other Events.
     On October 23, 2009, the Company issued a press release entitled, “Grubb & Ellis Company Announces $90 Million Preferred Equity Transaction,” which is filed herewith as Exhibit 99.3 and is incorporated by reference into this Item 8.01.
     The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Preferred Stock in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
Forward-looking Statements
     This Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements included in this Form 8-K that address activities, events or developments that the Company expects, believes or anticipates, will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by such forward-looking terminology as “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and words or phrases of similar import. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
3.1	Form of Certificate of the Powers, Designations, Preferences and Rights of the 12% Cumulative Participating Perpetual Convertible Preferred Stock ($0.01 par value) (liquidation preference $100 per share) of Grubb & Ellis Company.

99.1	Form of Registration Rights Agreement by and among Grubb & Ellis Company and the persons listed on the Schedule of Initial Holders attached thereto as Schedule A.

99.2	Form of Purchase Agreement by and between Grubb & Ellis Company and the accredited investors set forth on Schedule A attached thereto.

99.3	Press Release issued by Grubb & Ellis Company on October 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: October 26, 2009